      As Filed with the Securities and Exchange Commission on April 7, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             -----------------------

                               PARTSBASE.COM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          Texas                                                    76-0604158
(STATE OR OTHER JURISDICTION OF                                  (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                                   IDENTIFICATION
                                                                     NUMBER)
                       7171 N. Federal Highway, Suite 100
                           Boca Raton, Florida 334787
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES; ZIP CODE)


                      PARTSBASE.COM, INC. STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

          Robert A. Hammond, Jr., President and Chief Executive Officer
                               PartsBase.com, Inc.
                       7171 N. Federal Highway, Suite 100
                            Boca Raton, Florida 33478
                                 (561) 443-3302
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    Copy to:
                            Robert M. Steinberg, Esq.
                      Jeffer, Mangels, Butler & Marmaro LLP
                      2121 Avenue of the Stars, 10th Floor
                          Los Angeles, California 90067
                                 (310) 203-8080


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    TITLE OF SECURITIES                   AMOUNT                   PROPOSED                 PROPOSED                AMOUNT OF
           TO BE                           TO BE               MAXIMUM OFFERING              MAXIMUM              REGISTRATION
        REGISTERED                      REGISTERED              PRICE PER SHARE      AGGREGATE OFFERING PRICE        FEE (1)
-------------------------------- -------------------------  -----------------------  ------------------------- --------------------
Common Stock, no par value          2,000,000 shares (1)          $4.5089(2)               $9,017,970(2)             $2,380.74
================================ =========================  =======================  ========================= ====================

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase int he number of outstanding shares of Common Stock of the Registrant.

(2) The Proposed Maximum Offering Price Per Share represents a weighted average of the following estimates calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). With respect to 1,104,375 shares subject to outstanding options to purchase Common Stock under the PartsBase.com, Inc. Stock Option Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $.874 per share pursuant to Rule 457(h) under the Securities Act. With respect to the 985,625 shares of Common Stock available for future grant under Stock Option Plan, the estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(h) under the Securities Act to be equal to the last sale price of the Registrant's Common Stock ($8.25) on April 5, 2000.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the section 10(a) Prospectus has been omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Note to Part I of Form S-8. Documents containing the information specified in this Part I will be sent or given to holders of options under the PartsBase.com, Inc. Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         PartsBase.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428, the following documents and information previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Registration Statement No. 333-94337 on Form S-1 filed with the SEC on January 10, 2000, together with the amendments thereto on Form S-1/A filed with the SEC on February 22, 2000; and March 16, 2000, respectively;

         (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the Commission on March 22, 2000, in connection with the Registrant's Registration Statement No. 333-94337, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

         (c) The Registrant's Registration Statement on Form 8-A12G filed with the SEC on February 28, 2000, in which are described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

All reports and definitive proxy or information statements filed pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article 2.02A of the Texas Business Corporation Act, or TBCA, provides, in relevant part, as follows:

         "Subject to the provisions of Section B and C of this Article, each corporation shall have the power:

         (16) To indemnify directors, officers, employees, and agents of the corporation, and to purchase and maintain liability insurance for those persons."

         As permitted by Section G of Article 2.02-1 of the TBCA or any successor statute, the Registrant's Articles of Incorporation and Bylaws (a) makes mandatory the indemnification permitted under Section B of Article 2.02 as contemplated by Section G thereof; (b) makes mandatory the payment or reimbursement of the reasonable expenses incurred by a former or present director who was, is, or is threatened to be made a named defendant or respondent in a proceeding upon such director's compliance with the requirements of Section K of Article 2.02; and (c) extends the mandatory indemnification referred to in Section (a) above and the mandatory payment or reimbursement of expenses referred to in Section (b) above (i) to all former or present officers of the Registrant and (ii) to all persons who are or were serving at the request of the Registrant as a director, officer, agent, employee, partner, member or trustee of another corporation, partnership, limited liability corporation, joint venture, trust or other enterprise, to the same extent that the Registrant is obligated to indemnify and pay or reimburse expenses to directors.

         Pursuant to policies of Directors and Officers Liability and Company Reimbursement insurance with total limits of $5 million, the directors and officers of the Registrant are insured, subject to the limits, retention, exceptions and other terms and conditions of such policies, against liability for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their capacities as directors or officers of the Registrant.

         The Registrant has entered into indemnification agreements with its officers and directors containing provisions that are, in some respects, broader than the specific indemnification provisions contained in the TBCA. The indemnification agreements require the Registrant, among other things, to indemnify officers and directors against liabilities that may arise by reason of their status or service as officers and directors, other than liabilities arising from willful misconduct of a culpable nature, to pay for their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance, if available on reasonable terms.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable

ITEM 8.  EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

      (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 13(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on the 7th day of April, 2000.

                                   PartsBase.com, Inc.


                                   By  /s/ Robert A. Hammond, Jr.
                                     -------------------------------------------
                                     Robert A. Hammond, Jr., President and Chief
                                     Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Robert A. Hammond, Jr. and Steve Spencer, or either of them, his or her true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any Amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant in the capacities and on the Dates indicated.

      SIGNATURES                                    CAPACITY                                   DATE
      ----------                                    --------                                   ----

/s/ Robert A. Hammond, Jr.
---------------------------------            Director, President and                       April 7, 2000
Robert A. Hammond, Jr.                       Chief Executive Officer


---------------------------------            Director
Pierre A. Narath


---------------------------------            Director
David G. Fessler

/s/ Louis W. Storms IV
---------------------------------            Director                                      April 7, 2000
Louis W. Storms IV

/s/ Thomas Van Hare
---------------------------------            Director                                      April 7, 2000
Thomas Van Hare

/s/ Steven R. Spencer
---------------------------------            Director and Chief                            April 7, 2000
Steven R. Spencer                            Operating Officer

/s/ Michael Siegel
---------------------------------            Chief Financial Officer                       April 7, 2000
Michael Siegel                               (Principal Accounting
                                             Officer)

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
4.1*              Form of Common Stock Certificate

5.1               Opinion of counsel as to legality of securities being registered

10.1**            PartsBase.com, Inc. Stock Option Plan

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of Jeffer, Mangels, Butler & Marmaro LLP (included in Exhibit 5.1)

24.1              Power of Attorney (included on Page II-4 hereof)

-----------------------------

* Incorporated by reference to exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File No. 333-94337), declared effective on March 21, 2000

**       Incorporated by reference to exhibit 10.2 to the Registrant's
Registration Statement on Form S-1 (File No. 333-94337), declared effective on March 21, 2000